Exhibit 99.2

4553
4553

CSX QUARTERLY FINANCIAL REPORT
THIRD QUARTER 2015

CSX Corporation Announces Record Third Quarter Financial Results

Highlights:

•	Third quarter record earnings per share of $0.52 and operating ratio of 68.3 percent

•	Strong service performance

•	Remain an industry leader in safety

JACKSONVILLE, Fla. - October 13, 2015 - CSX Corporation (NYSE: CSX) today announced net earnings of $507 million for the third quarter of 2015, versus $509 million for the same period in 2014, which translates to a third quarter record $0.52 per share, compared to $0.51 in the prior year.

Revenue declined nine percent in the quarter, as gains in price were more than offset by the combination of lower fuel recovery, a three percent volume decline and continued transition in CSX’s business mix. At the same time, expenses declined 11 percent on the collective effect of continued low fuel prices, cost reductions reflecting lower volume and savings from efficiency initiatives. The resulting $933 million in operating income drove a third quarter record operating ratio of 68.3 percent.

“CSX’s third quarter results demonstrate the company’s ability to leverage improving service while controlling costs in a dynamic environment where commodity prices and the strength of the U.S. dollar are challenging many of our markets,” said Michael J. Ward, chairman and chief executive officer. “Our performance supports strong pricing and continued efficiency gains as we continue to drive value for customers and shareholders.”

CSX is still targeting its full-year expectations for earnings per share growth in the mid-single digits and meaningful margin expansion as it progresses toward its longer-term goal of a full-year operating ratio in the mid-60s. These targets remain intact despite expectations for 2015 coal revenue to decline approximately $450 million primarily due to continued low natural gas prices and high inventory levels. In that regard, the company now expects domestic coal volume to decline by more than 10 percent in 2015, while the full-year outlook for export coal volume remains approximately 30 million tons. These significant coal headwinds are now also expected to continue in 2016.

CSX executives will conduct a quarterly earnings conference call with the investment community on October 14, 2015, from 8:30 a.m. to 9:30 a.m. Eastern time. Investors, media and the public may listen to the conference call by dialing 1-888-EARN-CSX (888-327-6279) and asking for the CSX earnings call. Callers outside the U.S., dial 1-773-756-0199. Participants should dial in 10 minutes prior to the call. In conjunction with the call, a live webcast will be accessible and presentation materials will be posted on the company's website at http://investors.csx.com. Following the earnings call, an internet replay of the presentation will be archived on the company website.

This earnings announcement, as well as additional detailed financial information, is contained in the CSX Quarterly Financial Report available through the company’s website at http://investors.csx.com and on Form 8-K with the Securities and Exchange Commission.

Table of Contents	The accompanying unaudited	CSX CORPORATION	CONTACTS:
	financial information should be	500 Water Street, C900
Consolidated Financial Statements........p. 3	read in conjunction with the	Jacksonville, FL 32202	INVESTOR RELATIONS
Operating Statistics...............................p. 15	Company’s most recent	www.csx.com	David Baggs
Network Map.........................................p. 16	Annual Report on Form 10-K,		(904) 359-4812
	Quarterly Reports on Form		MEDIA
	10-Q, and any Current		Melanie Cost
	Reports on Form 8-K.		(904) 359-1702

About CSX and its Disclosures

CSX, based in Jacksonville, Florida, is a premier transportation company. It provides rail, intermodal and rail-to-truck transload services and solutions to customers across a broad array of markets, including energy, industrial, construction, agricultural, and consumer products. For nearly 190 years, CSX has played a critical role in the nation's economic expansion and industrial development. Its network connects every major metropolitan area in the eastern United States, where nearly two-thirds of the nation's population resides. It also links more than 240 short-line railroads and more than 70 ocean, river and lake ports with major population centers and farming towns alike.

This announcement, as well as additional financial information, is available on the company's website at http://investors.csx.com. CSX also uses social media channels to communicate information about the company. Although social media channels are not intended to be the primary method of disclosure for material information, it is possible that certain information CSX posts on social media could be deemed to be material.

Therefore, we encourage investors, the media, and others interested in the company to review the information we post on Twitter (http://twitter.com/CSX) and on Slideshare (http://www.slideshare.net/HowTomorrowMoves). The social media channels used by CSX may be updated from time to time.

More information about CSX Corporation and its subsidiaries is available at www.csx.com and on Facebook (http://www.facebook.com/OfficialCSX).

Forward-looking Statements

This information and other statements by the company may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, margins, volumes, rates, cost-savings, expenses, taxes, liquidity, capital expenditures, dividends, share repurchases or other financial items, statements of management's plans, strategies and objectives for future operations, and management's expectations as to future performance and operations and the time by which objectives will be achieved, statements concerning proposed new services, and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “will,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate,” “preliminary” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company updates any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by any forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by any forward- looking statements include, among others; (i) the company's success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic, political or business conditions, including those affecting the transportation industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; (v) the outcome of claims and litigation involving or affecting the company; (vi) natural events such as severe weather conditions or pandemic health crises; and (vii) the inherent uncertainty associated with projecting economic and business conditions.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company's SEC reports, accessible on the SEC's website at www.sec.gov and the company's website at www.csx.com.

CSX Corporation

CONSOLIDATED INCOME STATEMENTS (Unaudited)
(Dollars in millions, except per share amounts)

	Quarters Ended				Nine Months Ended
	Sep. 25, 2015	Sep. 26, 2014	$ Change	% Change	Sep. 25, 2015	Sep. 26, 2014	$ Change	% Change

Revenue	$2,939	$3,221	$(282)	(9)%	$9,030	$9,477	$(447)	(5)%
Expense
Labor and Fringe	787	845	58	7	2,491	2,468	(23)	(1)
Materials, Supplies and Other	580	610	30	5	1,766	1,860	94	5
Fuel	223	393	170	43	756	1,255	499	40
Depreciation	302	291	(11)	(4)	896	861	(35)	(4)
Equipment and Other Rents	114	106	(8)	(8)	328	321	(7)	(2)
Total Expense	2,006	2,245	239	11	6,237	6,765	528	8

Operating Income	933	976	(43)	(4)	2,793	2,712	81	3

Interest Expense	(136)	(137)	1	1	(404)	(412)	8	2
Other Income (Expense) - Net (a)	2	(26)	28	108	8	(31)	39	126
Earnings Before Income Taxes	799	813	(14)	(2)	2,397	2,269	128	6

Income Tax Expense	(292)	(304)	12	4	(895)	(833)	(62)	(7)
Net Earnings	$507	$509	$(2)	—%	$1,502	$1,436	$66	5%

Operating Ratio	68.3%	69.7%			69.1%	71.4%

Per Common Share
Net Earnings Per Share, Assuming Dilution	$0.52	$0.51	$0.01	2%	$1.52	$1.43	$0.09	6%

Average Shares Outstanding, Assuming Dilution (millions)	982	999			987	1,004

Cash Dividends Paid Per Common Share	$0.18	$0.16			$0.52	$0.47

CSX Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)

	(Unaudited)
	Sep. 25, 2015	Dec. 26, 2014
ASSETS

Cash and Cash Equivalents	$541	$669
Short-term Investments	425	292
Other Current Assets	1,536	1,611
Properties - Net	29,637	28,584
Investment in Affiliates and Other Companies	1,376	1,356
Other Long-term Assets	500	541
Total Assets	$34,015	$33,053

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Maturities of Long-term Debt	$18	$228
Other Current Liabilities	1,904	1,879
Long-term Debt	10,088	9,514
Deferred Income Taxes	8,957	8,858
Other Long-term Liabilities	1,388	1,398
Total Liabilities	22,355	21,877

Total Shareholders' Equity	11,660	11,176
Total Liabilities and Shareholders' Equity	$34,015	$33,053

CSX Corporation

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS (Unaudited)
(Dollars in millions)

	Nine Months Ended
	Sep. 25, 2015	Sep. 26, 2014
OPERATING ACTIVITIES
Net Earnings	$1,502	$1,436
Depreciation	896	861
Deferred Income Taxes	82	90
Gains on Property Dispositions	(20)	(5)
Other Operating Activities - Net	52	(80)
Net Cash Provided by Operating Activities	2,512	2,302

INVESTING ACTIVITIES
Property Additions	(1,909)	(1,557)
Purchase of Short-term Investments	(1,170)	(1,170)
Proceeds from Sales of Short-term Investments	1,040	1,102
Other Investing Activities	88	5
Net Cash Used in Investing Activities	(1,951)	(1,620)

FINANCING ACTIVITIES
Long-term Debt Issued	600	1,000
Long-term Debt Repaid	(228)	(932)
Dividends Paid	(512)	(470)
Shares Repurchased (b)	(546)	(388)
Other Financing Activities - Net	(3)	(5)
Net Cash Used in Financing Activities	(689)	(795)

Net Decrease in Cash and Cash Equivalents	(128)	(113)

CASH AND CASH EQUIVALENTS
Cash and Cash Equivalents at Beginning of Period	669	592
Cash and Cash Equivalents at End of Period	$541	$479

CSX Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Income Statement

a)
Other Income (Expense) - Net: Other income increased $28 million primarily as a result of a prior year early redemption of long-term debt, which resulted in $16 million of associated costs, as well as an environmental cleanup cost of $13 million related to non-operating activities that did not repeat in the current quarter.

Cash Flow Statement

b)	Shares repurchased: During the third quarter and nine months ended of 2015 and 2014, the Company repurchased the following number of shares:

	Quarters Ended		Nine Months Ended
	Sep. 25, 2015	Sep. 26, 2014	Sep. 25, 2015	Sep. 26, 2014
Shares Repurchased (Millions)	9	4	17	13
Cost of Shares (Dollars in millions)	$262	$131	$546	$388

CSX Corporation

VOLUME AND REVENUE (Unaudited)
Volume (Thousands of units); Revenue (Dollars in millions); Revenue Per Unit (Dollars)

Quarters Ended September 25, 2015 and September 26, 2014

	Volume			Revenue			Revenue Per Unit
	2015	2014	% Change	2015	2014	% Change	2015	2014	% Change
Agricultural
Agricultural Products	98	98	—%	$257	$260	(1)%	$2,622	$2,653	(1)%
Phosphates and Fertilizers	71	82	(13)	111	127	(13)	1,563	1,549	1
Food and Consumer	23	23	—	64	64	—	2,783	2,783	—
Industrial
Chemicals	159	159	—	529	558	(5)	3,327	3,509	(5)
Automotive	109	109	—	287	305	(6)	2,633	2,798	(6)
Metals	60	71	(15)	155	183	(15)	2,583	2,577	—
Housing and Construction
Forest Products	73	77	(5)	203	209	(3)	2,781	2,714	2
Minerals	88	83	6	128	127	1	1,455	1,530	(5)
Waste and Equipment	39	46	(15)	85	94	(10)	2,179	2,043	7
Total Merchandise	720	748	(4)	1,819	1,927	(6)	2,526	2,576	(2)

Coal	261	319	(18)	583	721	(19)	2,234	2,260	(1)

Intermodal	731	691	6	451	455	(1)	617	658	(6)

Other	—	—	—	86	118	(27)	—	—	—

Total	1,712	1,758	(3)%	$2,939	$3,221	(9)%	$1,717	$1,832	(6)%

Nine Months Ended September 25, 2015 and September 26, 2014

	Volume			Revenue			Revenue Per Unit
	2015	2014	% Change	2015	2014	% Change	2015	2014	% Change
Agricultural
Agricultural Products	308	309	—%	$814	$829	(2)%	$2,643	$2,683	(1)%
Phosphates and Fertilizers	227	251	(10)	369	404	(9)	1,626	1,610	1
Food and Consumer	70	71	(1)	196	199	(2)	2,800	2,803	—
Industrial
Chemicals	472	462	2	1,593	1,630	(2)	3,375	3,528	(4)
Automotive	330	321	3	867	901	(4)	2,627	2,807	(6)
Metals	182	210	(13)	465	532	(13)	2,555	2,533	1
Housing and Construction
Forest Products	220	230	(4)	603	613	(2)	2,741	2,665	3
Minerals	232	217	7	354	345	3	1,526	1,590	(4)
Waste and Equipment	111	117	(5)	225	232	(3)	2,027	1,983	2
Total Merchandise	2,152	2,188	(2)	5,486	5,685	(4)	2,549	2,598	(2)

Coal	845	942	(10)	1,851	2,127	(13)	2,191	2,258	(3)

Intermodal	2,109	2,029	4	1,316	1,325	(1)	624	653	(4)

Other	—	—	—	377	340	11	—	—	—

Total	5,106	5,159	(1)%	$9,030	$9,477	(5)%	$1,769	$1,837	(4)%

CSX Corporation

VOLUME AND REVENUE
Revenue was down by $282 million to $2.9 billion from the prior year's third quarter due to $175 million lower fuel surcharge revenue and volume declines, partially offset by pricing gains.

Same Store Sales Pricing Year-Over-Year Change
% Change
All-In	4.6%
Merchandise and Intermodal	4.4%

Same store sales is defined as shipments with the same customer, commodity and car type, and the same origin and destination.

Revenue per unit was down 6% as pricing gains in the quarter were more than offset by negative mix and lower fuel recoveries. Same store sales increased across all major markets. Coal pricing in the quarter was positively impacted by the fixed/variable contract structure, as a result of declining volume on those contracts.

MERCHANDISE

Agricultural Sector

Volume (Thousands of units); Revenue (Dollars in millions); Revenue Per Unit (Dollars)
Volume			Revenue			Revenue Per Unit
2015	2014	% Change	2015	2014	% Change	2015	2014	% Change
192	203	(5)	$432	$451	(4)	$2,250	$2,222	1

% of Carloads

Agricultural Products - Volume was flat, with growth led by feed grain and domestic soybean moves closing out last year’s record harvest. This growth was offset by ethanol declines as a result of oversupply and import sourcing.

Phosphates and Fertilizers - As a result of low corn prices, fertilizer demand remained weak, resulting in 13% lower volume.

Food and Consumer - Volume was flat, as weakness in canned goods was offset by strength in rice and beans, reflecting changing consumer preferences.

CSX Corporation

Industrial Sector

Volume (Thousands of units); Revenue (Dollars in millions); Revenue Per Unit (Dollars)
Volume			Revenue			Revenue Per Unit
2015	2014	% Change	2015	2014	% Change	2015	2014	% Change
328	339	(3)	$971	$1,046	(7)	$2,960	$3,086	(4)
% of Carloads

Chemicals - Volume was flat as growth from new business and strong gains in LPG were offset by the slowdown in crude oil and frac sand due to reduced drilling activity.

Automotive - Volume was flat, as North American light vehicle production generated growth, particularly in trucks and SUVs, reflecting recent purchase trends. This growth was offset by the cycling of shorter summer shutdowns in 2014, as compared to the more typical seasonal shutdown this year.

Metals - High levels of steel imports, due to strength of the U.S. dollar, led to lower domestic steel production, in turn lowering rail volumes by 15%.

Housing and Construction Sector

Volume (Thousands of units); Revenue (Dollars in millions); Revenue Per Unit (Dollars)
Volume			Revenue			Revenue Per Unit
2015	2014	% Change	2015	2014	% Change	2015	2014	% Change
200	206	(3)	$416	$430	(3)	$2,080	$2,087	—
% of Carloads

Forest Products - Volume declined due to excess supply in the housing materials market and continued softening demand for printing paper.

Minerals - Growth reflects strength in aggregates (which includes crushed stone, sand and gravel) from increased infrastructure development activity in Florida and the Mid-Atlantic region.

Waste and Equipment - Volume declined due to the cycling of an industrial waste project and reduced military vehicle shipments as military activity is moderating.

CSX Corporation

COAL

Volume (Thousands of units); Revenue (Dollars in millions); Revenue Per Unit (Dollars)
Volume			Revenue			Revenue Per Unit
2015	2014	% Change	2015	2014	% Change	2015	2014	% Change
261	319	(18)	$583	$721	(19)	$2,234	$2,260	(1)

% of Tons

Domestic Utility Coal - Volume declined as a result of mild weather, high stockpiles and low natural gas prices favoring natural gas power generation. Domestic Utility tonnage was down 16%.

Domestic Coke, Iron Ore and Other - Declines in the coke and industrial markets reflect the weak metal and coal environment. The volume decrease was partially offset by gains with a new customer in the iron ore segment. Tonnage was down 11%.

Export Coal - Reductions in both metallurgical and thermal coal volume resulted from ongoing weak market conditions due to global oversupply and the strength of the U.S. dollar. Export tonnage declined 24%.

	Quarters Ended			Nine Months Ended
	Sep. 25, 2015	Sep. 26, 2014	% Change	Sep. 25, 2015	Sep. 26, 2014	% Change
(Millions of Tons)
Domestic
Utility	16.8	20.1	(16)%	52.6	58.8	(11)%
Coke, Iron Ore and Other	6.5	7.3	(11)	18.9	18.3	3
Total Domestic	23.3	27.4	(15)	71.5	77.1	(7)
Export
Metallurgical	4.3	5.5	(22)	15.3	17.5	(13)
Thermal	2.3	3.2	(28)	9.5	12.0	(21)
Total Export	6.6	8.7	(24)	24.8	29.5	(16)

Total Coal	29.9	36.1	(17)%	96.3	106.6	(10)%

CSX Corporation

INTERMODAL

Volume (Thousands of units); Revenue (Dollars in millions); Revenue Per Unit (Dollars)
Volume			Revenue			Revenue Per Unit
2015	2014	% Change	2015	2014	% Change	2015	2014	% Change
731	691	6	$451	$455	(1)	$617	$658	(6)
% of Units

Domestic - Domestic volume increased 15%, driven by customer growth, continued success with CSX’s highway-to-rail (H2R) conversion program and new service offerings.

International - International volume declined 5%, as strength in shipments moving to inland destinations was more than offset by competitive losses.

Intermodal Network

Montreal
New England
2
Chicago
2
3
NY/NJ
3
Philadelphia
2
Baltimore
Kansas City
St. Louis
4
Norfolk
Memphis
Wilmington
2
Charleston
2
Savannah
Mobile
2
Jacksonville
New Orleans
Tampa
Ft. Pierce
3
Miami

CSX Corporation

OTHER REVENUE
Other revenue decreased $32 million versus prior year primarily due to an adjustment to reserves related to volume-based refunds as well as a decline in revenue recognized from customers who did not meet minimum contractual volumes.

FUEL SURCHARGE

Fuel surcharge revenue is included in the individual markets detailed within the volume and revenue explanations above. Fuel lag is the difference between highway diesel prices in the quarter and the prices used for fuel surcharge, which are generally on a two month lag.

	Quarters Ended			Nine Months Ended
(Dollars in millions)	Sep. 25, 2015	Sep. 26, 2014	$ Change	Sep. 25, 2015	Sep. 26, 2014	$ Change
Fuel Surcharge Revenue	$128	$303	$(175)	$452	$900	$(448)
Fuel Lag Benefit	$18	$8	$10	$55	$3	$52

CSX Corporation

EXPENSE
Expenses of $2.0 billion decreased $239 million, or 11% year over year, primarily driven by lower fuel costs of $170 million. Also included in the quarter were lower volume-related costs and efficiency savings. Variances are described below.

LABOR AND FRINGE

•	Inflation resulted in $33 million of additional cost driven by wages partially offset by reduced health and welfare costs.

•	Incentive compensation was $41 million lower reflecting the expected award payouts on existing plans.

•	Volume-related costs were $25 million lower.

•
Efficiency savings of $23 million were primarily a result of reduced crew starts due to the Company's train length initiatives, lower operating support costs, and reduced management headcount as a result of the Q4 2014 restructuring initiative.

•	Other costs decreased $2 million.

EMPLOYEE COUNTS (Estimated)

	2015	2014 (a)	Change
July	31,444	31,460	(16)
August	30,780	31,518	(738)
September	30,405	31,793	(1,388)
Average	30,876	31,590	(714)
        (a) 2014 employee counts were corrected by an immaterial omission of approximately 100 employees.

MATERIALS, SUPPLIES AND OTHER

•	Inflation resulted in $12 million of additional cost.

•	Efficiency savings of $24 million were driven by a reduction in professional costs as well as lower costs supporting operations.

•	Volume-related costs were $22 million lower.

•	Other costs increased $4 million primarily due to train accident costs partially offset by prior year casualty expenses that did not repeat in the current period.

CSX Corporation

FUEL

•	Efficiency losses of $7 million were due to unfavorable traffic mix.

•	Locomotive fuel price decreased 41% and reduced expense by $145 million.

•	Volume-related costs were $24 million lower.

•	Other fuel savings of $8 million were primarily due to lower non-locomotive fuel price.

	Quarters Ended			Nine Months Ended
(Dollars and Gallons In Millions, Except Price per Gallon)	Sep. 25, 2015	Sep. 26, 2014	Fav / (Unfav)	Sep. 25, 2015	Sep. 26, 2014	Fav / (Unfav)
Estimated Locomotive Fuel Consumption (Gallons)	116.7	122.3	5.6	370.7	379.1	8.4
Price per Gallon (Dollars)	$1.76	$3.00	$1.24	$1.87	$3.07	$1.20
Total Locomotive Fuel Expense	$205	$367	$162	$693	$1,163	$470
Other	18	26	8	63	92	29
Total Fuel Expense	$223	$393	$170	$756	$1,255	$499

DEPRECIATION
Depreciation expense increased $11 million due to a larger asset base.

EQUIPMENT AND OTHER RENTS

•	Inflation resulted in $4 million additional cost related to rates on automotive and intermodal cars.

•	Volume-related costs were $3 million lower.

•	Efficiency savings of $2 million were due to improved car cycle times.

•	Other costs increased $9 million primarily due to increased intermodal and equipment rents, which includes increased maintenance on rented railcars.

CSX Corporation

OPERATING STATISTICS (Estimated)

TON MILES

	Quarters Ended			Nine Months Ended
	Sep. 25, 2015	Sep. 26, 2014	Improvement / (Deterioration)	Sep. 25, 2015	Sep. 26, 2014	Improvement / (Deterioration)
Revenue Ton-Miles (Billions)
Merchandise	36.0	37.4	(4)%	108.9	110.7	(2)%
Coal	13.6	17.4	(22)	45.6	51.7	(12)
Intermodal	7.1	6.8	4	21.2	20.1	5
Total	56.7	61.6	(8)%	175.7	182.5	(4)%

Gross Ton-Miles (Billions)
Total Gross Ton-Miles	105.4	112.4	(6)%	323.7	331.3	(2)%
(Excludes locomotive gross ton-miles)

SAFETY AND SERVICE
CSX remains an industry leader in key safety measures.  The FRA reportable personal injury frequency index improved 21 percent year over year to 0.91, while the reported FRA train accident frequency rate deteriorated 2 percent year over year to 2.73.  CSX is committed to safety and is focusing on continuously improving the Company's safety performance. Safety programs continue to emphasize avoiding catastrophic events and minimizing inconvenience to the communities we serve.

CSX’s operating performance continued to improve in the third quarter. On-time originations improved 41 percent year over year to 76 percent, and on-time arrivals increased to 54 percent, a 26 percent increase year over year. Average train velocity was 20.5 miles per hour, a 1 percent improvement from last year. Terminal dwell was 25.2 hours, a 4 percent improvement from last year, and is continuing to improve as the year progresses. The Company expects to build upon this service performance while driving continued service gains and productivity savings. Productivity gains will result from the Company’s continued focus on increasing train length, improving employee efficiency and improving network fluidity.

	Quarters Ended			Nine Months Ended
	Sep. 25, 2015	Sep. 26, 2014	Improvement / (Deterioration)	Sep. 25, 2015	Sep. 26, 2014	Improvement / (Deterioration)
Safety and Service Measurements
FRA Personal Injury Frequency Index	0.91	1.15	21%	0.80	1.02	22%
(Number of FRA-reportable injuries per 200,000 man-hours)
FRA Train Accident Rate	2.73	2.68	(2)%	2.36	2.50	6%
(Number of FRA-reportable train accidents per million train miles)

On-Time Originations	76%	54%	41%	64%	57%	12%
On-Time Arrivals	54%	43%	26%	48%	45%	7%

Train Velocity (Miles per hour)	20.5	20.2	1%	20.3	20.0	2%
Dwell (Hours)	25.2	26.3	4%	25.9	26.3	2%

Cars-On-Line	204,082	205,964	1%	206,075	203,339	(1)%

CSX Rail Network

Montreal
Syracuse
Selkirk
Buffalo
Detroit
Chicago
Stanley
Walbridge
Cleveland
Willard
Greenwich
Cumberland
Curtis Bay
Locust Point
Columbus
Avon
Cincinnati
Russell
Evansville
Louisville
Richmond
Erwin
Rocky Mount
Nashville
Hamlet
Florence
Atlanta
Birmingham
Charleston
Montgomery
E. Savannah
Waycross
Mobile
Jacksonville
New Orleans
Tampa
Miami
Major Terminals
I-90 Corridor
I-95 Corridor
Southeastern Corridor
Coal Network
CSX Rail Network